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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2016, except for Note 1 and Note 16 as to which the date is November 17, 2016, in the Registration Statement (Form S-1) and related Prospectus of Jounce Therapeutics, Inc. dated December 30, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 30, 2016

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  Exhibit 23.1